UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2009

VERISIGN, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of

Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

487 East Middlefield Road, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

(650) 961-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 1, 2009, VeriSign, Inc. (the “Company”) entered into a letter agreement (the “Amendment”) amending and clarifying certain terms of the asset purchase agreement entered into on March 2, 2009 (the “Agreement”) between the Company and Transaction Network Services, Inc., a Delaware corporation, (the “Purchaser”) for the sale of the Company’s Communications Services business. In addition to certain other terms, pursuant to the Amendment, the Purchaser shall have the right, for certain limited purposes and for a limited time following the closing of the sale of the Communications Services business, to use the “VeriSign” name and certain other trademarks, trade names, logos and other service marks of VeriSign, Inc. and its retained subsidiaries. The Purchaser has the limited right to use the aforementioned trademarks and logos royalty-free, worldwide and on a non-exclusive basis for certain defined periods ranging from 30 days to up to twelve months following the closing while the Purchaser re-brands products and services related to the Communications Services business.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 2, 2009, the Company entered into the Agreement with the Purchaser for the sale of its Communications Services business for cash consideration of $230.0 million, subject to certain adjustments to reflect normal fluctuations in working capital. On May 1, 2009, the Company completed the sale of its Communications Services business to the Purchaser pursuant to the Agreement for cash proceeds of $226.2 million, after certain initial adjustments to reflect the parties’ current estimate of working capital associated with the Communications Services business as of the closing date. The transaction will be subject to a final adjustment to reflect the actual working capital balance as of the closing date. The Communications Services business provided managed solutions to fixed line, broadband, mobile operators and enterprise customers through integrated communications and commerce platforms.

Pursuant to the Agreement, the Purchaser acquired various assets associated with the Communications Services business, including (i) customer and vendor contracts, (ii) ownership of or the right to use intellectual property required for the conduct of the business, (iii) various trademark registrations and patents, (iv) office furniture, computers, servers and other equipment, (v) real property located in Lacey, Washington, (vi) the right to leases in locations throughout the United States, and (vii) certain current assets. The Purchaser has acquired a limited right to use the “VeriSign” name and certain other trademarks, trade names, logos and other service marks of VeriSign, Inc. and its retained subsidiaries, as described above. Certain employees of the Communications Services business have become employees of the Purchaser. Payments to Communications Services business employees covered by change-in-control agreements, if any, will be paid by the Purchaser, and reimbursed by the Company. The Company has previously disclosed additional information concerning the Agreement on the Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 6, 2009.

Item 9.01.	Financial Statements and Exhibits.

(b)(1) Pro forma financial information

The pro forma financial information required by this item is attached as Exhibit 99.1 to this report.

(d)	Exhibits

Exhibit Number	Description

99.1	Pro forma financial information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: May 7, 2009	By:	/s/ Richard H. Goshorn
	Name:	Richard H. Goshorn
	Title:	Senior Vice President, General Counsel and Secretary

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